UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 30, 2014

Date of Report (Date of earliest event reported)

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Fountaingrove Parkway

Santa Rosa, CA 95403

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (877) 424-4536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                         Entry into a Material Definitive Agreement.

On November 1, 2014, Keysight Technologies, Inc. (“Keysight”), in connection with the completion of its separation from Agilent Technologies, Inc. (“Agilent”) and the distribution to Agilent’s stockholders of all of the shares of Keysight common stock held by Agilent (the “Distribution”), entered into an indemnification agreement with each of the directors of Keysight and each of the following executive officers of Keysight: Ronald S. Nersesian, President and Chief Executive Officer, Neil Dougherty, Senior Vice President and Chief Financial Officer, Ingrid Estrada, Senior Vice President, Human Resources, Soon Chai Gooi, Senior Vice President, Order Fulfillment & Infrastructure, and Guy Séné, Senior Vice President, R&D and Sales (the “Indemnification Agreements”).  These Indemnification Agreements require Keysight to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to Keysight and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of Form of Indemnification Agreement, which was filed with Keysight’s registration statement on Form 10 on July 18, 2014 and is incorporated by reference into this Item 1.01.

Item 5.02.                          Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On October 30, 2014, the Board of Directors of Keysight (the “Board”) expanded its size from three directors to six directors, effective as of October 31, 2014 (the “Effective Time”).  Each of James G. Cullen, Charles J. Dockendorff, Jean M. Halloran and Richard Hamada was elected as a director of Keysight, effective as of immediately prior to the Effective Time.  Marie Oh Huber, who had been serving as a member of the Board, ceased to be a director of Keysight effective as of immediately prior to the Effective Time.  Mr. Nersesian and Paul N. Clark remain on the Board and will continue to serve as directors of Keysight after the Effective Time.  Biographical and compensation information on each of the directors elected to the Board, as well as on Mr. Nersesian and Mr. Clark, can be found in Keysight’s information statement, dated October 8, 2014 (the “Information Statement”), which is attached hereto as Exhibit 99.1, under the sections “Management—Board of Directors Following the Separation” and “Director Compensation”, and Item 1.01 of this Current Report on Form 8-K, both of which are incorporated by reference into this Item 5.02.

As a result of the elections and resignation described above, the Board is currently constituted into three classes, as follows:

Class I:                         Mr. Nersesian and Mr. Dockendorff are appointed to serve in the first class of directors of the Board, whose term shall expire at Keysight’s 2015 annual meeting of stockholders;

Class II:                    Mr. Cullen and Ms. Halloran are appointed to serve in the second class of directors of the Board, whose term shall expire at Keysight’s 2016 annual meeting of stockholders; and

Class III:             Mr. Clark and Mr. Hamada are appointed to serve in the third class of directors of the Board, whose term shall expire at Keysight’s 2017 annual meeting of stockholders.

Also effective as of immediately prior to the Effective Time:

•                  Mr. Nersesian and Mr. Clark (Chair) were appointed as members of the Executive Committee of the Board;

•                  Mr. Cullen (Chair) and Mr. Hamada were appointed as members of the Compensation Committee of the Board;

•                  Mr. Clark (Chair), Mr. Cullen, Mr. Dockendorff and Mr. Hamada were appointed as members of the Nominating and Corporate Governance Committee of the Board;

•                  Mr. Dockendorff (Chair) was appointed as a member of the Audit and Finance Committee of the Board.  Mr. Clark had previously been appointed as a member of the Audit and Finance Committee of the Board effective as of September 30, 2014; and

•                  Mr. Clark was appointed as the Chairman of the Board.

Change of Control Severance Agreements

On November 1, 2014, Keysight entered into a change of control severance agreement with each of the following executive officers of Keysight: Mr. Nersesian, Mr. Dougherty, Ms. Estrada, Mr. Gooi and Mr. Séné.  Under each agreement, if a change of control of Keysight occurs and the executive’s employment is terminated (i) by Keysight or its successor without cause or by the executive for good reason, in each case within 24 months following the change of control or within three months prior to such change of control, or (ii) at the request of the acquiring company, any time prior to the change of control (with the terms “cause,” “good reason” and “change of control” as defined in the change of control severance agreement), the executive will be entitled to the following compensation and benefits upon the later of the change of control or termination of employment:

•                  two times (or with respect to Mr. Nersesian, three times) the sum of such executive’s base salary and target bonus;

•                  payment of $80,000 for medical insurance premiums;

•                  full vesting of all outstanding options and stock awards not subject to performance-based vesting; and

•                  a prorated portion of any bonus under any bonus plan applicable to the executive.

In the event of the executive’s qualifying termination of employment prior to a change of control, with respect to any equity awards that are forfeited or expire following such termination and before the change of control, the executive will be entitled to a cash payment upon the change of control with respect to such equity awards (in lieu of full vesting) as determined under the terms of the change of control severance agreement.

As a condition to receiving such compensation and benefits, the executive must execute a release of all claims against Keysight.  In addition, the executive will be bound by an indefinite nondisparagement covenant and a two-year employee non-solicitation covenant.

The change of control severance agreements contain a modified cutback provision which acts to reduce the executive’s payments and benefits to the extent necessary so that no excise tax would be imposed under Section 4999 of the Internal Revenue Code, as amended, on the payments and benefits, but only if doing so would result in the executive retaining a larger after-tax amount.

The foregoing description of the change of control severance agreements is qualified in its entirety by reference to the full text of Keysight’s Form of Change of Control Severance Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 5.03.                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of 11:59. p.m., Eastern Time, on October 31, 2014, Keysight amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its Bylaws (the “Amended and Restated Bylaws”).  A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in Keysight’s Information Statement under the section entitled “Description of Keysight’s Capital Stock,” which is incorporated by reference into this Item 5.03.  The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 5.05.                          Amendments to the Registrant’s Code of Ethics, or Waiver of Provision of the Code of Ethics.

In connection with the Distribution, the Board adopted Standards of Business Conduct effective as of immediately prior to the Effective Time.  A copy of Keysight’s Standards of Business Conduct is available under the Investor Relations section of Keysight’s website at www.investor.keysight.com.

Item 8.01.                      Other Events.

On October 31, 2014, the Company adopted a form of restricted stock unit award agreement and a form of deferral election for stock award under the Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan, as amended.  A copy of these forms is attached hereto as Exhibits 10.2 and 10.3, respectively.

On November 3, 2014, Keysight issued a press release announcing the completion of the Distribution and the start of Keysight’s operations as an independent company.  A copy of the press release is attached hereto as Exhibit 99.2.

In connection with the Distribution, the Board adopted Corporate Governance Guidelines, including director independence standards, effective as of immediately prior to the Effective Time.  A copy of Keysight’s Corporate Governance Guidelines is available under the Investor Relations section of Keysight’s website at www.investor.keysight.com.

Item 9.01.                          Financial Statements and Exhibits.

(d)   Exhibits.  The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of Keysight Technologies, Inc.

3.2	Amended and Restated Bylaws of Keysight Technologies, Inc.

10.1	Form of Change of Control Severance Agreement.

10.2	Form of Keysight Technologies, Inc. Global Stock Award Agreement (with deferral alternative).

10.3	Form of Keysight Technologies, Inc. Deferral Election for Stock Award.

99.1	Information Statement of Keysight Technologies, Inc., dated October 8, 2014.

99.2	Press Release, dated November 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

Date: November 3, 2014	By:	/s/ Jeffrey K. Li
Jeffrey K. Li Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of Keysight Technologies, Inc.

3.2	Amended and Restated Bylaws of Keysight Technologies, Inc.

10.1	Form of Change of Control Severance Agreement.

10.2	Form of Keysight Technologies, Inc. Global Stock Award Agreement (with deferral alternative).

10.3	Form of Keysight Technologies, Inc. Deferral Election for Stock Award.

99.1	Information Statement of Keysight Technologies, Inc., dated October 8, 2014.

99.2	Press Release, dated November 3, 2014.